SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


        Date of Report (Date of earliest event reported): September 3, 2002


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS

     On September 3, 2002, Sonex Research, Inc. (the "Company") posted the following notice to shareholders on its website (www.sonexresearch.com):



                     SONEX SCHEDULES 2002 ANNUAL MEETING;
                  LETTER TO SHAREHOLDERS POSTED TO WEBSITE


ANNAPOLIS, MARYLAND, September 3, 2002 - SONEX RESEARCH, INC. (OTC BB: SONX) announced that the 2002 Annual Meeting of its shareholders will be held on Wednesday, October 9, 2002, at 10:00 a.m. local time in the Dorsey Room in the Hampton Inn & Suites, located in the ARINC Corporate Park, 124 Womack Drive, Annapolis, Maryland. (Tel: 410-571-0200).

The Company indicated that shareholders could expect to receive related proxy materials in mid-September. Following is the full text of the Letter to Shareholders that will appear in the Sonex 2001 Annual Report included in the proxy materials.


                                                                 August 2002

Dear Fellow Shareholders:

Sonex will hold its Annual Meeting here in Annapolis on October 9, 2002, and I look forward to seeing many of you at that time. In preparation for the meeting, I offer this brief overview of the Company's recent activities and progress toward the refinement and commercialization of the Sonex Combustion System (SCS) for in-cylinder control of ignition and combustion in engines.

At the end of 2001, financial constraints resulted in a reduction in staffing and Sonex officers voluntarily deferred receipt of all salaries for an extended period. The Company also received substantial cooperation from its part-time consultants and legal and auditing professionals in terms of flexible payment arrangements. These reductions in cash outflows combined with additional financial support from investors and modest contract revenue helped the Company persevere. Today, Sonex finds itself with numerous business opportunities and is increasing staffing to support new projects.

** In early August 2002 we announced the award of a $200,000 Department of Defense (DoD) subcontract to begin the conversion of a gasoline engine to start and operate on diesel-type, kerosene-based military fuels (also referred to as "heavy fuels") for use in an unmanned aerial vehicle (UAV) weapon system. The DoD prime contractor, Science Applications International Corporation (SAIC), is a leader in the development of advanced gun weapon systems including launchers and smart projectiles. Following the selection of a commercially available 70hp to 80hp lightweight, spark-ignited, two-stroke, gasoline engine, Sonex will begin development of an SCS modified combustion chamber design and proprietary starting system to permit the converted engine to start and operate on heavy fuels. This initial funding permits a multi-phase heavy fuel engine (HFE) program to begin immediately, while follow-on funding needed to complete the design and testing process to achieve a prototype HFE is expected to be approved by the DoD sponsor later this year. Sonex is pursuing additional commercialization opportunities for HFEs as a result of U.S. and NATO military directives for a single battlefield fuel that will eliminate gasoline in favor of less volatile heavy fuels.

** Late in 2001 one the world's leading engine engineering and powertrain consulting firms, Ricardo Consulting Engineers Ltd, confirmed the soot reduction capability of the SCS "Low Soot" design. Ricardo published the findings, plus additional results from a later Computational Fluid Dynamics study of the combustion process, in a paper presented at the Society of Automotive Engineers' May 2002 Fuels and Lubricants Conference. Ricardo is introducing the SCS "Low Soot" design results to potential customers, and is working with Sonex on securing joint commercialization projects with engine manufacturers.

** This fall the Senate and House will resume debate on a national energy bill that upon enactment is expected to include provisions assigning the Department of Transportation (DOT) the task of issuing new fuel mileage standards within two years of enactment. In response, Sonex plans to complete development, commercialize and market its SCS Stratified Charge Radical Ignition (SCRI) combustion process to the automotive industry. Presently, high mileage five-passenger automobiles using gasoline direct injected (GDI) engines are sold in Japan and Europe but are not available in the U.S. due to high NOx (oxides of nitrogen) emissions. Sonex intends to demonstrate that SCS-SCRI can lead to high mileage, emissions compliant, GDI engined vehicles without sacrificing weight and vehicle safety. In addition, the evolution of U.S. produced hybrid powered vehicles would be accelerated since a major improvement in fuel mileage would provide opportunities for tradeoff of vehicle weight versus power. The anticipated passage of the national energy bill will provide Sonex the time needed to continue SCRI technology maturation work for GDI engines. To date, Sonex has provided specific input to the energy bill legislative process and submitted supporting data, industry analyses and other materials to DOT.

** Additional anticipated contracts to Sonex from the government involve development efforts that should provide definitive conclusions as to the commercial viability of the patented SCS technology for in-cylinder control of ignition and combustion. In particular, outcomes from these programs will be useful to the development of the SCRI combustion process for high mileage, low emissions GDI engined automobiles. Acceptance of our technology by the government will enable Sonex to bring a third party validation to any commercial discussions we may undertake, as well as critical data and test results that support numerous applications of our technology.


Sonex is poised to leverage its proprietary SCS technology against the demands of government, as they impact the automotive industry and ongoing military innovation. The Company is seeking business partners and strategic alliances that will help bring SCS to commercialization. The Company already has begun adding to its technical staff to meet the demands of the recent subcontract from SAIC, and will need to continue hiring as new contracts are secured. Management also recognizes that commercialization will require the hiring of additional executives with industry experience. While revenue is expected to increase as new contracts are signed, the Company may also need to raise capital to reach its goals.

In anticipation of the contracts that have just begun to materialize and the resulting expected change in the Company's profile in the automotive and defense industries as well as the investment community, in June 2002 Sonex announced that it had retained The Scottsdale Group (TSG) as its investor relations and financial communications consultant. TSG is undertaking a financial communications campaign that will bring Sonex to the attention of a broader investor base, as well as institutional investors, as the Company continues to grow. In the coming months, TSG will take our story to the media, existing and potential investors, and specialists who follow the automotive and defense industries. Sonex has endured serious hardships in the past year, but our efforts are being rewarded in the form of the many opportunities described above. Thanks to the dedication and hard work of our core personnel group and the timely financial support from investors, the Company is about to emerge from one of the most trying periods in its history. Finally, I extend my heartfelt thanks to our shareholders for their continued patience and support. I look forward to this year's Annual Meeting and to receiving your input, questions and comments.


                                 Sincerely,


                                 Andrew A. Pouring, D.Eng.
                                 Chief Executive Officer



Contact: Sonex Research, Inc.: George Ponticas, 410-266-5556, email: sonex@erols.com, www.sonexresearch.com; Investor Relations: The Scottsdale Group, Susan Ladue, 781-292-1050, email: info@thescottsdalegroup.com, www.thescottsdalegroup.com.



                           **********************



CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This announcement, as well as all publicly disseminated material about the Company, contains information in the form of "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"). Such statements are based on current expectations, estimates, projections and assumptions by management with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company cautions shareholders, investors and prospective investors about significant factors which, among other things, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements. Shareholders, investors and prospective investors should read this announcement in conjunction with the Company's most recent Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, and other filings with the Securities and Exchange Commission available online in the EDGAR database at www.sec.gov.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 3, 2002

SONEX RESEARCH, INC.
Registrant

/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer